Exhibit 99.1

NGL Energy Partners LP Announces First Quarter 2016 Results

TULSA, Okla.—(BUSINESS WIRE)—August 10, 2015—NGL Energy Partners LP (NYSE:NGL) today reported Adjusted EBITDA of $89.0 million for the three months ended June 30, 2015 (exclusive of $0.1 million of advisory and legal costs related to acquisitions) compared to Adjusted EBITDA of $43.1 million for the three months ended June 30, 2014 (exclusive of $1.1 million of advisory and legal costs related to acquisitions and $2.7 million of compensation costs related to the Gavilon acquisition). This represents an increase of 106% year over year.  NGL reported a net loss of $38.5 million for the three months ended June 30, 2015, compared to a net loss of $39.9 million for the three months ended June 30, 2014.

“We are very pleased with NGL’s performance, delivering another solid quarter of improved Adjusted EBITDA while continuing to increase our distribution per common unit. We are very excited about our slate of internal growth projects, which will allow us to continue to deliver on our commitment to growth. In addition, we are pursuing certain acquisitions and joint venture opportunities,” said Mike Krimbill, CEO of NGL Energy Partners.

A conference call to discuss NGL’s results of operations is scheduled for 3:00pm Eastern Time (2:00pm Central Time) on Monday, August 10, 2015. Analysts, investors, and other interested parties may access the conference call by dialing (866) 318-8615 and providing access code 52208297. An archived audio replay of the conference call will be available for 7 days beginning at 7:00pm Eastern Time (6:00pm Central Time) on August 10, 2015 and can be accessed by dialing (888) 286-8010 and providing access code 40590712.

NGL defines EBITDA as net income (loss) attributable to parent equity, plus interest expense, income tax provision (benefit), and depreciation and amortization expense. NGL defines Adjusted EBITDA as EBITDA excluding net unrealized gains and losses on derivatives, lower of cost or market adjustments, gain (loss) on disposal or impairment of assets, net, and equity-based compensation expense. NGL also includes in Adjusted EBITDA certain inventory valuation adjustments related to its refined products and renewables segment, as described below. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) as those items are used to measure operating performance, liquidity or the ability to service debt obligations. NGL believes that EBITDA provides additional information to investors for evaluating its ability to make quarterly distributions to its unitholders and is presented solely as a supplemental measure. NGL believes that Adjusted EBITDA provides additional information to investors for evaluating NGL’s financial performance without regard to financing methods, capital structure and historical cost basis. Further, EBITDA and Adjusted EBITDA, as NGL defines them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other entities.

Other than for its refined products and renewables segment, for purposes of its Adjusted EBITDA calculation, NGL makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is open, NGL records changes in the fair value of the derivative as an unrealized gain or loss. When a derivative contract matures or is settled, NGL reverses the previously recorded unrealized gain or loss and records a realized gain or loss. NGL does not draw such a distinction between realized and unrealized gains and losses on derivatives of its refined products and renewables segment. The primary hedging strategy of NGL’s refined products and renewables segment is to hedge against the risk of declines in the value of inventory over the course of the contract cycle, and many of the hedges are six months to one year in duration at inception. The “inventory valuation adjustment” row in the table below reflects the excess of the market value of the inventory of the refined products and renewables segment at the balance sheet date over its cost. NGL adds this to Adjusted EBITDA because the gains and losses associated with derivative contracts of this segment, which are intended primarily to hedge inventory holding risk, also impact Adjusted EBITDA.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with five primary businesses: crude oil logistics, water solutions, liquids, retail propane, and refined products and renewables. For further information, visit the Partnership’s website at www.nglenergypartners.com.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in Thousands, except unit amounts)

	June 30,	March 31,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,506	$41,303
Accounts receivable—trade, net of allowance for doubtful accounts of $4,827 and $4,367, respectively	905,196	1,024,226
Accounts receivable—affiliates	18,740	17,198
Inventories	489,064	441,762
Prepaid expenses and other current assets	130,889	120,855
Total current assets	1,587,395	1,645,344

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $236,863 and $202,959, respectively	1,743,584	1,617,389
GOODWILL	1,451,654	1,402,761
INTANGIBLE ASSETS, net of accumulated amortization of $248,497 and $220,517, respectively	1,251,478	1,288,343
INVESTMENTS IN UNCONSOLIDATED ENTITIES	474,221	472,673
LOAN RECEIVABLE—AFFILIATE	23,775	8,154
OTHER NONCURRENT ASSETS	110,544	112,837
Total assets	$6,642,651	$6,547,501

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable—trade	$755,062	$833,380
Accounts payable—affiliates	25,592	25,794
Accrued expenses and other payables	237,407	195,116
Advance payments received from customers	66,706	54,234
Current maturities of long-term debt	3,933	4,472
Total current liabilities	1,088,700	1,112,996

LONG-TERM DEBT, net of current maturities	2,968,069	2,745,299
OTHER NONCURRENT LIABILITIES	17,082	16,086

COMMITMENTS AND CONTINGENCIES

EQUITY:
General partner, representing a 0.1% interest, 104,286 and 103,899 notional units at June 30, 2015 and March 31, 2015, respectively	(35,097)	(37,021)
Limited partners, representing a 99.9% interest, 104,181,253 and 103,794,870 common units issued and outstanding at June 30, 2015 and March 31, 2015, respectively	2,056,852	2,162,924
Accumulated other comprehensive loss	(117)	(109)
Noncontrolling interests	547,162	547,326
Total equity	2,568,800	2,673,120
Total liabilities and equity	$6,642,651	$6,547,501

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(U.S. Dollars in Thousands, except unit and per unit amounts)

	Three Months Ended June 30,
	2015	2014
REVENUES:
Crude oil logistics	$1,327,784	$1,929,283
Water solutions	54,293	47,314
Liquids	248,985	475,157
Retail propane	64,447	77,902
Refined products and renewables	1,842,960	1,117,497
Other	—	1,461
Total Revenues	3,538,469	3,648,614

COST OF SALES:
Crude oil logistics	1,291,992	1,897,639
Water solutions	3,607	10,573
Liquids	232,276	462,016
Retail propane	29,564	47,524
Refined products and renewables	1,765,112	1,114,313
Other	—	1,988
Total Cost of Sales	3,322,551	3,534,053

OPERATING COSTS AND EXPENSES:
Operating	107,914	67,436
General and administrative	62,481	27,873
Depreciation and amortization	59,831	39,375
Loss on disposal or impairment of assets, net	421	432
Operating Loss	(14,729)	(20,555)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	8,718	2,565
Interest expense	(30,802)	(20,494)
Other expense, net	(1,175)	(391)
Loss Before Income Taxes	(37,988)	(38,875)

INCOME TAX PROVISION	(538)	(1,035)

Net Loss	(38,526)	(39,910)

LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(15,359)	(9,381)

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(3,875)	(65)

NET LOSS ALLOCATED TO LIMITED PARTNERS	$(57,760)	$(49,356)

BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.56)	$(0.61)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	103,888,281	74,126,205

ADJUSTED EBITDA RECONCILIATION

The following table reconciles net loss attributable to parent equity to our EBITDA and Adjusted EBITDA, each of which are non-GAAP financial measures:

	Three Months Ended June 30,
	2015	2014
	(in thousands)
Net loss attributable to parent equity	$(42,401)	$(39,975)
Interest expense	28,648	20,517
Income tax provision	521	1,035
Depreciation and amortization	54,168	44,350
EBITDA	40,936	25,927
Net unrealized losses on derivatives	3,540	5,010
Inventory valuation adjustment	10,158	—
Lower of cost or market adjustments	(6,340)	—
Loss on disposal or impairment of assets, net	419	458
Equity-based compensation expense	40,232	7,914
Adjusted EBITDA	$88,945	$39,309

The following table reconciles depreciation and amortization amounts per the EBITDA table above to depreciation and amortization as reported in our condensed consolidated statements of operations:

	Three Months Ended
	June 30,
	2015	2014
	(in thousands)
Depreciation and amortization per EBITDA table	$54,168	$44,350
Intangible asset amortization recorded to cost of sales	(1,701)	(2,137)
Depreciation and amortization of unconsolidated entities	(5,034)	(2,945)
Depreciation and amortization attributable to noncontrolling interests	12,398	107
Depreciation and amortization per condensed consolidated statements of operations	$59,831	$39,375

SOURCE: NGL Energy Partners LP

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Chief Financial Officer and Treasurer
atanas.atanasov@nglep.com